Exhibit 99.2


                              CARMIKE CINEMAS, INC.

                             STOCKHOLDERS' AGREEMENT

        This Stockholders' Agreement (this "AGREEMENT") is made and entered into as of January 31, 2002, (the "EFFECTIVE DATE") by and among Carmike Cinemas, Inc., a Delaware corporation (the "COMPANY"), and the other parties signatory hereto (the "SIGNING STOCKHOLDERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, pursuant to the disclosure statement filed in connection with the Company's Joint Plan of Reorganization under chapter 11 of title 11 of the United States Code for the Company, et al., as confirmed on January 3, 2002 by order of the United States Bankruptcy Court for the District of Delaware, which provides among other things, that (a) the Company shall enter into an agreement with the Signing Stockholders to provide for certain rights and obligations between and among them and subsequent holders of the Company's securities with respect to the Company; and

        WHEREAS, the Company and the Signing Stockholders, wish to enter into this Agreement to provide for certain rights and obligations between and among them and certain subsequent holders of the Company's securities with respect to the Company;

        NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1.   Election of Board of Directors.

        1.1 Voting; Board Composition. During the term of this Agreement, each Signing Stockholder agrees to vote all shares of capital stock of the Company (the "STOCK") now or hereafter directly or indirectly owned (of record or beneficially) by such Signing Stockholder, in such manner as may be necessary to elect (and maintain in office) the members of the Company's Board of Directors, as follows:

              (a) one (1) member of the Board of Directors shall be the Chief Executive Officer of the Company (the "CEO");

              (b) one (1) member of the Board of Directors shall be Carl Patrick, Jr., provided that (i) Carl Patrick, Jr. continues to own at least
                 --------
   50.01% of the shares of Stock that he owns as of the date hereof, (ii) Michael W. Patrick is CEO, and (iii) Michael W. Patrick does not request Carl Patrick, Jr.'s removal from the Board of Directors;

              (c) three (3) members of the Board of Directors shall be designated from time to time in a writing delivered to the Company and signed by Jordan/Zalaznick Advisers, Inc. ("JORDAN/ZALAZNICK"), provided that at least one of such designees shall be an independent director, which shall be defined as anyone who is not a holder of 5% or more of the capital stock of the Company or an Affiliate (as defined below) of such holder or an officer or employee of the Company (an "INDEPENDENT DIRECTOR"); provided, further, that for purposes of Jordan/Zalaznick designating any Board Designee (as defined below) pursuant to this Agreement, Affiliates of Leucadia National Corporation shall be deemed an Independent Director;

              (d) four (4) members of the Board of Directors shall be designated from time to time in a writing delivered to the Company and signed by The
   GS Capital Partners III, L.P. ("GOLDMAN SACHS"), provided that at least one of such designees shall be an Independent Director; and

              (e) one (1) member of the Board of Directors, who shall be an Independent Director, shall be designated from time to time in a writing delivered to the Company and signed by the CEO and approved by a majority of the members of the Board of Directors; and

For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 1.1 is hereinafter referred to as a "BOARD DESIGNEE";
(ii) any individual, entity, or group of individuals and/or entities who has the right to designate one (1) or more Board Designees for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 1.1 is hereinafter referred to as a "DESIGNATOR" or as "DESIGNATORS," as applicable; and (iii) the term "AFFILIATE" shall have such meaning ascribed to it under Rule 12b-2 of the Securities Exchange Act of 1934.

        1.2 Initial Board Composition. Initially, the Board of Directors shall consist of ten directors, at least three of whom shall be Independent Directors, and each director shall be designated as prescribed in Section 1.1.

        1.3 Changes in Board Designees. From time to time during the term of this Agreement, a Designator or Designators may, in its or their sole discretion:

              (a) elect to remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 1.1; and/or

              (b) designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board

   Designee under Section 1.1 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat);

provided such removal and/or designation of a Board Designee is approved in a
--------
writing that is delivered to the Company and signed by Designators who are entitled to designate such Board Designee under Section 1.1, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on all such Designators. In the event of such a removal and/or designation of a Board Designee under this Section 1.3, the Signing Stockholders shall vote their shares of the Company's capital stock as provided in Section
1.1 to cause: (a) the removal from the Company's Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designator or Designators; and (b) the election to the Company's Board Directors of any new Board Designee or Designees so designated for election to the Company's Board of Directors by the appropriate Designator or Designators.

        1.4   Removal of Board Designees Upon Transfer.  In the event that this
              ----------------------------------------
Agreement is amended at any time to permit transfers other than as currently contemplated herein or if the effectiveness of this Agreement is extended beyond the 25th month from the date hereof, then upon each transfer or transfers by Goldman Sachs or any of its Affiliates that results in Goldman Sachs and any of its Affiliates transferring an aggregate of 25% of the shares of Stock it holds as of the date hereof (such transfer, a "25% TRANSFER") since the last 25% Transfer, if any, the number of Board Designees Goldman Sachs shall be entitled to designate pursuant to Section 1.1 shall decrease by one and one Board Designee of Goldman Sachs shall be removed from the Board of Directors each time a 25% Transfer occurs, provided that the first such Board Designee of Goldman Sachs to be removed shall be the Independent Director designated by Goldman Sachs and thereafter none of the directors designated by Goldman Sachs shall be required to be Independent Directors, provided, further, that upon Goldman Sachs and its Affiliates ceasing to hold at least 2% of the shares of then issued and outstanding Stock, Goldman Sachs shall no longer have the right to designate any Board Designees. Upon each transfer or transfers by Jordan/Zalaznick or any of its Affiliates that results in Jordan/Zalaznick and any of its Affiliates transferring an aggregate of 33.33% of the shares of Stock it holds as of the date hereof (such transfer, a "33.33% TRANSFER") since the last 33.33% Transfer, if any, the number of Board Designees Jordan/Zalaznick shall be entitled to designate pursuant to Section 1.1 shall decrease by one and one Board Designee of Jordan/Zalaznick shall be removed from the Board of Directors each time a 33.33% Transfer occurs and upon the removal of the Independent Director designated by Jordan/Zalaznick as a result of a 33.33% Transfer, none of the directors designated by Jordan/Zalaznick shall be required thereafter to be Independent Directors, provided that upon Jordan/Zalaznick and its Affiliates ceasing to hold at least 2% of the shares of then issued and outstanding Stock, Jordan/Zalaznick shall no longer have the right to designate any Board Designees. The remaining members of the Board of Directors shall by a majority vote either reduce the number of directors up to such number of removed directors, who are not Independent Directors, or elect new directors to fill such vacancies;

provided that any vacancy created by the removal of an Independent Director or any other director shall be filled by an Independent Director selected by a majority of the remaining members of the Board of Directors.

        1.5   Notice; Voting.  The Company shall promptly give each of the
              --------------
Signing Stockholders written notice of any proposal by a Designator or Designators to remove or elect a new Board Designee. In any election of directors pursuant to this Section 1, the Signing Stockholders shall vote their shares in a manner sufficient to elect to the Company's Board of Directors the individuals to be elected thereto as provided in this Section 1.

   1B.  APPROVAL OF 2002 STOCK PLAN.  At an annual or any special meeting of
        ---------------------------
the stockholders of the Company held within twelve (12) months of the Effective Date, each Signing Stockholder agrees to vote the Stock now or hereafter directly or indirectly owned (of record or beneficially) by such Signing Stockholder in such manner as may be necessary to approve the Carmike Cinemas, Inc. 2002 Stock Plan (the "2002 Stock Plan") presented to the stockholders of the Company at such meeting for consideration.

   1C.  APPROVAL OF EMPLOYMENT AGREEMENT.  Each Signing Stockholder agrees to
        --------------------------------
support affirmative action whether by the Company's directors or officers with respect to, and if presented for action by the Company's stockholders to vote the Stock now or hereafter directly or indirectly owned (of record or beneficially) by such Signing Stockholder in such manner as may be necessary or appropriate to approve and implement the terms of, the Employment Agreement between the Company and Michael W. Patrick.

   2.   FURTHER ASSURANCES.  Each of the Signing Stockholders and the Company
        ------------------
agree not to vote any shares of Company's capital stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Sections 1, 1B and 1C of this Agreement.

   3.   LOCK-UP.  The Signing Stockholders hereby agree that for the period
        -------
commencing on the Effective Date and ending twenty-five months thereafter, they shall not (individually or collectively) directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or any other transaction intended to diminish risk of loss), grant any option to purchase or otherwise transfer or dispose of (any such act, "TRANSFER") any interest in any shares of Stock, other than:

                (a) pursuant to an Extraordinary Transaction approved by the Board of Directors. An "EXTRAORDINARY TRANSACTION" means any transaction involving any agreement, plan or proposal involving any
         (i) sale of capital stock of the Company (the "CAPITAL STOCK"), merger, consolidation, recapitalization or other transaction that, if consummated in accordance with its terms, that would result in the holders of the voting Capital Stock of the Company immediately prior to such sale of Capital Stock, merger, consolidation, recapitalization or other transaction holding less than 50% of the outstanding voting rights of the outstanding securities (on a fully diluted basis) of the resulting entity arising out of such merger, consolidation, recapitalization or other transaction or (ii) the sale of all or substantially all of the assets of the Company and subsidiaries on a consolidated basis; or

                (b) a Transfer (i) to a corporation or other entity that, directly or indirectly, owns all of the equity securities of the Signing Stockholder (a "PARENT COMPANY"), (ii) to another corporation or entity all of the equity securities of which are directly or indirectly owned by the Signing Stockholder or a Parent Company (which corporation or entity shall continue to satisfy this clause (ii) for the remainder of such restricted period), or (iii) in the case of an individual Signing Stockholder, to a member of the "family" within the meaning of section 318(a)(1) of the Tax Code (which generally, but not always, includes the spouse, children, grandchildren and parents) of the individual Signing Stockholder that owned such shares on the Effective Date; provided that any transferee, upon receipt of Stock
                         --------
         pursuant to this subsection 4(b), shall execute a signature page to this Agreement, thereby being bound by its terms and conditions and entitled to its benefits.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Stock of each Signing Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Any transfer in violation of this
Section 3 shall be deemed invalid.

   4.    TRANSFEREES; TRANSFERORS; LEGENDS ON CERTIFICATES.
         -------------------------------------------------
         4.1  Effect on Transferees.  A permitted transferee or assignee of any
              ---------------------
shares of Capital Stock from any Signing Stockholders that is not an Affiliate or family member of such Signing Stockholder shall not be bound by or subject to the terms and conditions of this Agreement.

         4.2  Transferors.  Upon the transfer of 100% of the Stock held by a
              -----------
Signing Stockholder and its Affiliates, such Signing Stockholder shall no longer be bound by or subject to the terms and conditions of this Agreement.

         4.3  Legend.  The Signing Stockholders agree that all Company share
              ------
certificates now or hereafter held by them that represent shares of capital stock of the Company subject to this Agreement will be stamped or otherwise imprinted with a legend to read as follows:

            THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

            SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

            THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

   5.    ENFORCEMENT OF AGREEMENT.  Each of the Signing Stockholders
         ------------------------
acknowledges and agrees that any breach by any of them of this Agreement shall cause the other Signing Stockholders irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Signing Stockholder of any provision of this Agreement, the Company and each of the other Signing Stockholders shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Signing Stockholder, as appropriate, to vote such Signing Stockholder' shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to the Company or any Signing Stockholder for any such breach or threatened breach, including but not limited to the recovery of money damages.

   6.    TERM.  This Agreement shall commence on the Effective Date and
         ----
shall terminate upon the first to occur of the following:

                (a) the execution of a written agreement terminating this Agreement by and among the Signing Stockholders (and/or their permitted transferees that have agreed to be bound by this agreement) holding at least 66.67% of the shares of the issued and outstanding Stock held by all of the Signing Stockholders (and permitted transferees that have agreed to be bound by this Agreement) at such time; or

                (b) twenty-five months after the Effective Date.

   7.    GENERAL PROVISIONS.
         ------------------
         7.1  Notices.  Any and all notices required or permitted to be given to
              -------
a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

         All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address as follows, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                (a) if to a Signing Stockholder, at such Signing Stockholder's respective address as set forth on Exhibit A hereto.

                (b) if to the Company, marked "Attention: President," 1301 1st Avenue, Columbus, Georgia 31901.

         7.2  Entire Agreement.  This Agreement and the documents referred to
              ----------------
herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

         7.3  Aggregation of Stock.  All shares of Stock held or acquired by
              --------------------
affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         7.4  Governing Law.  This Agreement will be governed by and construed
              -------------
in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

         7.5  Severability.  If any provision of this Agreement is determined by
              ------------
any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

         7.6  Third Parties.  Nothing in this Agreement, express or implied, is
              -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         7.7  Successors And Assigns.  Except as otherwise provided in this
              ----------------------
Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

         7.8  Titles and Headings.  The titles, captions and headings of this
              -------------------
Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

         7.9  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

         7.10 Further Assurances.  The parties agree to execute such further
              ------------------
documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         7.11 Facsimile Signatures.  This Agreement may be executed and
              --------------------
delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

         7.12 Amendment and Waivers.  Subject to Section 7.13 below, this
              ---------------------
Agreement may be amended, modified, supplemented or waived only by a written agreement executed by and among the Signing Stockholders (and/or their permitted transferees that have agreed to be bound by this agreement) holding at least 66.67% of the shares of the issued and outstanding Stock held by all of the Signing Stockholders (and permitted transferees that have agreed to be bound by this Agreement) at such time. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

         7.13 Additional Parties.  Additional future stockholders of the Company
              ------------------
may, at the direction of the Signing Stockholders, be added as Signing Stockholders under this Agreement, thereby being bound by its terms and conditions and entitled to its benefits, upon the execution by such future stockholders of a separate signature page to such effect and without obtaining the consent of Signing Stockholders (and/or their permitted transferees that have agreed to be bound by this agreement) holding at least 66.67% of the shares of the issued and outstanding Stock held by all of the Signing Stockholders (and permitted transferees that have agreed to be bound by this Agreement) at such time.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


                                            THE COMPANY
                                            -----------
                                            CARMIKE CINEMAS, INC.


                                            By:/s/ Martin A. Durant
                                               ---------------------------------
                                                Name:  Martin A. Durant
                                                Title: Senior Vice President

                                           SIGNING STOCKHOLDERS
                                           --------------------
                                           MICHAEL W. PATRICK, as an individual


                                           By: /s/ Michael W. Patrick
                                              ----------------------------------



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


                                          GS CAPITAL PARTNERS III, L.P.
                                          By:  GS Advisors III, L.L.C.,
                                               Its General Partner


                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                             Name:  Katherine B. Enquist
                                             Title: Vice President


                                          GS CAPITAL PARTNERS III OFFSHORE, L.P.
                                          By:  GS Advisors III, L.L.C.,
                                               Its General Partner


                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                             Name:  Katherine B. Enquist
                                             Title: Vice President


                                          GOLDMAN SACHS & CO. VERWALTUNGS GMBH
                                          By:



                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                             Name:  Katherine B. Enquist
                                             Title: Attorney-in-fact




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


                                          BRIDGE STREET FUND 1998, L.P.
                                          BY:      Stone Street 1998, L.L.C.,
                                                   Its General Partner

                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                             Name:  Katherine B. Enquist
                                             Title: Vice President


                                          STONE STREET FUND 1998, L.P.
                                          BY:      Stone Street 1998, L.L.C.
                                                   Its General Partner

                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                               Name:  Katherine B. Enquist
                                               Title: Vice President

                                          THE JORDAN TRUST


                                          By: /s/ John W. Jordan II
                                             -----------------------------------
                                               Name:  John W. Jordan II
                                               Title: Trustee


                                          TJT(B)


                                          By: /s/ John W. Jordan II
                                             -----------------------------------
                                               Name:  John W. Jordan II
                                               Title: Trustee


                                        TJT(B) (BERMUDA) INVESTMENT COMPANY LTD.


                                        By: /s/ John W. Jordan II
                                           -------------------------------------
                                             Name:  John W. Jordan II
                                             Title: President

                                          DAVID W. ZALAZNICK AND BARBARA
                                          ZALAZNICK, JT TEN


                                          By: /s/ David W. Zalaznick
                                             -----------------------------------
                                               Name:  David W. Zalaznick
                                               Title: Trustee

                                          LEUCADIA INVESTORS, INC.


                                          By: /s/ Joseph Orlando
                                             -----------------------------------
                                               Name:  Joseph Orlando
                                               Title: Vice President


                                          LEUCADIA NATIONAL CORPORATION


                                          By: /s/ Joseph Orlando
                                             -----------------------------------
                                               Name:  Joseph Orlando
                                               Title: Vice President and
                                                      Chief Financial Officer

                                    EXHIBIT A

                              Signing Stockholders
                              --------------------

NAME & ADDRESS
--------------

Michael W. Patrick
c/o Carmike Cinemas, Inc.
Carmike Plaza
1301 First Avenue
Columbus, GA 31901-2109
Phone:  (706) 576-3401
Fax:  (706) 576-3419


GS Capital Partners III, L.P.
GS Captial Partners III, Offshore, L.P.
Goldman Sachs & Co. Verwaltungs Gmbh
Bridge Street Fund 1998, L.P. or
Stone Street Fund 1998, L.P.
85 Broad Street
New York, NY 10004
Attention:  Richard A. Friedman
Phone:  (212) 902-5424
Fax:  (212) 357-5505


The Jordan Trust, TJT(B) and TJT(B) (Bermuda) Investment Company LTD. c/o The Jordan Company
767 Fifth Avenue
48th Floor
New York, NY 10153
Attention:  John W. Jordan, II
Phone:  (212) 572-0810
Fax:  (212) 421-6847


David W. Zalaznick And Barbara Zalaznick, JT TEN
c/o The Jordan Company
767 Fifth Avenue
48th Floor
New York, NY 10153
Attention:  David W. Zalaznick
Phone:  (212) 572-0812
Fax:  (212) 750-5679

Leucadia Investors, Inc. or any of its Affiliates
315 Park Avenue South, 20th Floor
New York, NY 10010
Attention:  Joseph Orlando
Phone:  (212) 460-1900
Fax:  (212) 598-3245